EXHIBIT 99.2

Media Alert

HP Press Briefing Details

RSVP for press conference:

HP Media Hotline

+1 866 266 7272

pr@hp.com

www.hp.com/go/newsroom

Christina Schneider, HP

+1 650 857 8222

christina.schneider@hp.com

Emma Wischhusen, HP

+1 650 857 4183

emma.wischhusen@hp.com

Hewlett-Packard Company

3000 Hanover Street

Palo Alto, CA 94304

www.hp.com

What:                            HP will conduct a press briefing to discuss the actions HP is taking to address issues regarding the investigation of leaks from its boardroom.

Who:                               The press briefing will be hosted by Mark Hurd, HP chief executive officer and president, and a representative of the law firm of Morgan, Lewis & Bockius.

When:                         Friday, Sept. 22, at 4:05 p.m. ET/1:05 p.m. PT.  Registration begins at 12:00 noon PT.

Where:                    HP headquarters, Building 20 Auditorium, 3000 Hanover Street, Palo Alto, Calif.

Simultaneous audiocast URL:

http://hpbroadband.com/program.aspx?key=6791HurdPressConf22Sept06

Replay:                   A replay of the audiocast will be available at the same website shortly after the conference and will remain available for approximately two weeks.

Note to editors: RSVP is required for in-person attendance. Broadcast trucks will be permitted outside to take the live audio feed, but no video cameras or live broadcasts are allowed in the building. Flash photography is not permitted.

© 2006 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. The only warranties for HP products and services are set forth in the express warranty statements accompanying such products and services. Nothing herein should be construed as constituting an additional warranty. HP shall not be liable for technical or editorial errors or omissions contained herein.

9/2006